Pricing Supplement dated April 17, 2026

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-282565

(To Product Supplement No. WF-1 dated November 8, 2024,

Prospectus Supplement dated November 8, 2024

and Prospectus dated November 8, 2024)

The Bank of Nova Scotia Senior Note Program, Series A Equity Linked Securities

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Axon Enterprise, Inc., the common stock of Howmet Aerospace Inc., the common stock of Kratos Defense & Security Solutions, Inc. and the common stock of Palantir Technologies Inc. due April 23, 2029

■ Linked to the lowest performing of the common stock of Axon Enterprise, Inc., the common stock of Howmet Aerospace Inc., the common stock of Kratos Defense & Security Solutions, Inc. and the common stock of Palantir Technologies Inc. (each referred to as an “Underlying Stock”)

■ Unlike ordinary debt securities, the securities do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you receive the face amount of your securities at stated maturity will depend, in each case, on the stock closing price of the lowest performing Underlying Stock on the relevant call date or the final calculation day, as applicable. The lowest performing Underlying Stock on any call date or the final calculation day, as applicable, is the Underlying Stock that has the lowest stock closing price on such day as a percentage of its starting price

■ Fixed Coupon. The securities will pay a fixed coupon payment on a monthly basis until the earlier of stated maturity or automatic call. The coupon rate is 19.50% per annum

■ Automatic Call. If the stock closing price of the lowest performing Underlying Stock on any of the monthly call dates from the call date preceding the coupon payment date scheduled to occur in October 2026 to the call date preceding the coupon payment date scheduled to occur in March 2029, inclusive, is greater than or equal to its starting price, the securities will be automatically called for the face amount plus a final coupon payment

■ Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive, in addition to the coupon payment, the face amount at stated maturity if, and only if, the stock closing price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its downside threshold price. If the stock closing price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price, you will lose more than 50%, and possibly all, of the face amount of your securities. The downside threshold price for each Underlying Stock is equal to 50% of its starting price

■ If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the lowest performing Underlying Stock from its starting price if its stock closing price on the final calculation day is less than its downside threshold price, but you will not participate in any appreciation of any Underlying Stock and will not receive any dividends

■ Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each applicable call date or the final calculation day, as applicable. You will not benefit in any way from the performance of a better performing Underlying Stock. Therefore, you will be adversely affected if any Underlying Stock performs poorly, even if another Underlying Stock performs favorably

■ All payments on the securities are subject to the credit risk of The Bank of Nova Scotia (the “Bank”)

■ No exchange listing; designed to be held to maturity

The estimated value of the securities as determined by the Bank as of the pricing date is $947.43 (94.743%)per security. See “The Bank's Estimated Value of the Securities” in this pricing supplement for additional information.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page P-10 herein and “Risk Factors” beginning on page PS-3 of the accompanying product supplement, beginning on page S-2 of the accompanying prospectus supplement and on page 8 of the accompanying prospectus.

Scotia Capital (USA) Inc., our affiliate, has agreed to purchase the securities from the Bank for distribution to other registered broker dealers including Wells Fargo Securities, LLC (“WFS”). Scotia Capital (USA) Inc. or any of its affiliates or agents may use this pricing supplement in market-making transactions in securities after their initial sale. If you are buying securities from Scotia Capital (USA) Inc. or another of its affiliates or agents, this pricing supplement may be used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The securities are senior unsecured debt obligations of the Bank, and, accordingly, all payments are subject to credit risk. The securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to The Bank of Nova Scotia(2)
Per Security	$1,000.00	$23.25	$976.75
Total	$1,644,000.00	$38,223.00	$1,605,777.00

(1) Scotia Capital (USA) Inc. or one of our affiliates has agreed to purchase the aggregate face amount of the securities and as part of the distribution, has agreed to sell the securities to WFS at a discount of $23.25 (2.325%) per security. WFS will provide selected dealers, which may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 (1.75%) per security, and WFA may receive a distribution expense fee of $0.75 (0.075%) per security for securities sold by WFA. In respect of certain securities sold in this offering, we will pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agents” herein and “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for additional information.

(2) Excludes any profits from hedging. For additional considerations relating to hedging activities see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Scotia Capital (USA) Inc. Wells Fargo Securities

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Axon Enterprise, Inc., the common stock of Howmet Aerospace Inc., the common stock of Kratos Defense & Security Solutions, Inc. and the common stock of Palantir Technologies Inc. due April 23, 2029

Terms of the Securities

Issuer:	The Bank of Nova Scotia (the “Bank”).
Market Measures:

The common stock of Axon Enterprise, Inc., the common stock of Howmet Aerospace Inc., the common stock of Kratos Defense & Security Solutions, Inc. and the common stock of Palantir Technologies Inc. (each referred to as an “Underlying Stock,” and collectively as the “Underlying Stocks”).

Pricing Date:	April 17, 2026.
Issue Date:	April 22, 2026.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Coupon Payment:

On each coupon payment date, unless previously automatically called, you will receive a fixed coupon payment at a per annum rate equal to the coupon rate. Each “coupon payment” will be calculated per security as follows: ($1,000 × coupon rate) / 12. Each coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

Your return on the securities will be limited to the sum of the coupon payments received, even if the ending price of the lowest performing Underlying Stock on the final calculation day significantly exceeds its starting price. You will not participate in any appreciation of any Underlying Stock.

Coupon Payment Dates:

Monthly, on the 22nd of each calendar month, commencing in May 2026 and ending on the stated maturity date (or if any such day is not a business day, the next following business day, provided that if any call date or the final calculation day, as applicable, is postponed, then the coupon payment date following such day will be postponed as described under “—Market Disruption Events and Postponement Provisions” below.

Coupon Rate:	The “coupon rate” is 19.50% per annum.
Automatic Call:

If the stock closing price of the lowest performing Underlying Stock on any call date is greater than or equal to its starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus a final coupon payment.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Dates:

Monthly, on the third business day prior to each coupon payment date scheduled to occur from October 2026 to March 2029, inclusive, each subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.”

Call Settlement Date:

The coupon payment date immediately following the applicable call date (as each such call date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).

Final Calculation Day:	April 18, 2029, subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.”
Stated Maturity Date:	April 23, 2029, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity Payment Amount:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final coupon payment). The “maturity payment amount” per security will equal:

• if the ending price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its downside threshold price:

$1,000; or

• if the ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price:

$1,000 × performance factor of the lowest performing Underlying Stock on the final calculation day

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Axon Enterprise, Inc., the common stock of Howmet Aerospace Inc., the common stock of Kratos Defense & Security Solutions, Inc. and the common stock of Palantir Technologies Inc. due April 23, 2029

If the securities are not automatically called prior to stated maturity and the ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price, you will lose more than 50%, and possibly all, of the face amount of your securities at stated maturity.

Any positive return on the securities will be limited to the sum of your coupon payments received, which will depend on whether (and, if so, when) the securities are automatically called. You will not participate in any appreciation of any Underlying Stock but, if the securities are not automatically called, you will have full downside exposure to the lowest performing Underlying Stock on the final calculation day if the ending price of that Underlying Stock is less than its downside threshold price.

Lowest Performing Underlying Stock:	For any call date or the final calculation day, as applicable, the “lowest performing Underlying Stock” will be the Underlying Stock with the lowest performance factor on that day.
Performance Factor:	With respect to an Underlying Stock on any call date or the final calculation day, as applicable, its stock closing price on such day divided by its starting price (expressed as a percentage).
Stock Closing Price:

With respect to each Underlying Stock, stock closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.

Starting Price:

With respect to the common stock of Axon Enterprise, Inc.: $402.85, its stock closing price on the pricing date.

With respect to the common stock of Howmet Aerospace Inc.: $255.69, its stock closing price on the pricing date.

With respect to the common stock of Kratos Defense & Security Solutions, Inc.: $70.99, its stock closing price on the pricing date.

With respect to the common stock of Palantir Technologies Inc.: $146.39, its stock closing price on the pricing date.

Ending Price:	The “ending price” of an Underlying Stock will be its stock closing price on the final calculation day.
Downside Threshold Price:

With respect to the common stock of Axon Enterprise, Inc.: $201.425, which is equal to 50% of its starting price.

With respect to the common stock of Howmet Aerospace Inc.: $127.845, which is equal to 50% of its starting price.

With respect to the common stock of Kratos Defense & Security Solutions, Inc.: $35.495, which is equal to 50% of its starting price.

With respect to the common stock of Palantir Technologies Inc.: $73.195, which is equal to 50% of its starting price.

Market Disruption Events and Postponement Provisions:

Each call date and the final calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the call dates, the final calculation day and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	Scotia Capital Inc., an affiliate of the Bank
Material Tax Consequences:

For a discussion of Canadian income tax considerations to a holder of owning the securities, see “Canadian Income Tax Consequences” herein. For a discussion of United States federal income and certain estate tax considerations to a holder's ownership and disposition of the securities, see “Material U.S. Federal Income Tax Consequences” herein.

Tax Redemption:

The Bank (or its successor) may redeem the securities, in whole but not in part, at a redemption price determined by the Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position, if it is determined that changes in tax laws of Canada (or the jurisdiction of organization of the successor to the Bank) or of any political subdivision or taxing authority thereof or therein affecting taxation or their interpretation will result in the Bank (or its successor) becoming obligated to pay additional amounts with respect to the securities. See “Tax Redemption” in the accompanying product supplement.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Axon Enterprise, Inc., the common stock of Howmet Aerospace Inc., the common stock of Kratos Defense & Security Solutions, Inc. and the common stock of Palantir Technologies Inc. due April 23, 2029

Agents:

Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC.

Scotia Capital (USA) Inc. or one of our affiliates has agreed to purchase the aggregate face amount of the securities and as part of the distribution, has agreed to sell the securities to WFS at a discount of $23.25 (2.325%) per security. WFS will provide selected dealers, which may include WFA, with a selling concession of $17.50 (1.75%) per security, and WFA may receive a distribution expense fee of $0.75 (0.075%) per security for securities sold by WFA.

In addition, in respect of certain securities sold in this offering, we will pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See also “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The price at which you purchase the securities includes costs that the Bank, the Agents or their respective affiliates expect to incur and profits that the Bank, the Agents or their respective affiliates expect to realize in connection with hedging activities related to the securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the securities. As a result, you may experience an immediate and substantial decline in the market value of your securities on the pricing date. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Status:

The securities will constitute direct, senior, unsubordinated and unsecured obligations of the Bank ranking pari passu with all other direct, senior, unsecured and unsubordinated indebtedness of the Bank from time to time outstanding (except as otherwise prescribed by law). Holders will not have the benefit of any insurance under the provisions of the CDIC Act, the U.S. Federal Deposit Insurance Act or under any other deposit insurance regime.

Listing:	The securities will not be listed on any securities exchange or automated quotation system
Use of Proceeds:	General corporate purposes
Clearance and Settlement:	The Depository Trust Company
Canadian Bail-in:	The securities are not bail-inable debt securities under the CDIC Act
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	06419HS54 / US06419HS540

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Axon Enterprise, Inc., the common stock of Howmet Aerospace Inc., the common stock of Kratos Defense & Security Solutions, Inc. and the common stock of Palantir Technologies Inc. due April 23, 2029

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with product supplement No. WF-1 dated November 8, 2024, the prospectus supplement dated November 8, 2024 and the prospectus dated November 8, 2024 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus. In the event of any conflict, this pricing supplement will control. The securities may vary from the terms described in the accompanying product supplement, prospectus supplement and prospectus in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• Product Supplement No. WF-1 dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038307/bns_424b2-21316.htm

• Prospectus Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038303/bns_424b3-21311.htm

• Prospectus dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000119312524253771/d875135d424b3.htm

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Axon Enterprise, Inc., the common stock of Howmet Aerospace Inc., the common stock of Kratos Defense & Security Solutions, Inc. and the common stock of Palantir Technologies Inc. due April 23, 2029

Estimated Value of the Securities

The Bank's estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The Bank's estimated value does not represent a minimum price at which the Bank would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.” The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank's internal pricing model. This model is dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank's estimated value of the securities was determined when the terms of the securities were set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others' Estimates.”

The Bank's estimated value of the securities is lower than the original offering price of the securities because costs associated with selling, structuring and hedging the securities are included in the original offering price of the securities . These costs include the selling commissions paid to the Agents and other affiliated or unaffiliated dealers, the projected profits that we or our hedge provider expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. We pay to such hedge provider amounts based on, but at a discount to, what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, such hedge provider pays to us the amount we owe under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Of The Securities Is Lower Than The Original Offering Price Of The Securities” in this pricing supplement.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Axon Enterprise, Inc., the common stock of Howmet Aerospace Inc., the common stock of Kratos Defense & Security Solutions, Inc. and the common stock of Palantir Technologies Inc. due April 23, 2029

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

◼ seek an investment with fixed coupon payments at a rate of 19.50% per annum until the earlier of stated maturity or automatic call;

◼ understand that if the ending price of the lowest performing Underlying Stock on the final calculation day has declined by more than 50% from the starting price, they will be fully exposed to the decline in the lowest performing Underlying Stock from the starting price and will lose more than 50%, and possibly all, of the face amount at stated maturity;

◼ understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as approximately six months;

◼ understand that the return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each applicable call date or the final calculation day, as applicable, and that they will not benefit in any way from the performance of a better performing Underlying Stock;

◼ understand that the securities are riskier than alternative investments linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock;

◼ understand and are willing to accept the full downside risks of each Underlying Stock;

◼ are willing to forgo participation in any appreciation of any Underlying Stock and dividends on any Underlying Stock; and

◼ are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

◼ seek a liquid investment or are unable or unwilling to hold the securities to maturity;

◼ require full payment of the face amount of the securities at stated maturity;

◼ seek a security with a fixed term;

◼ are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price;

◼ are unwilling to accept the risk that the stock closing price of the lowest performing Underlying Stock on the final calculation day may decline by more than 50% from its starting price;

◼ seek exposure to the upside performance of any or each Underlying Stock;

◼ seek exposure to a basket composed of each Underlying Stock or a similar investment in which the overall return is based on a blend of the performances of the Underlying Stocks, rather than solely on the lowest performing Underlying Stock;

◼ are unwilling to accept the risk of exposure to the Underlying Stocks;

◼ are unwilling to accept the credit risk of the Bank; or

◼ prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Underlying Stocks, please see the section titled “The Underlying Stocks” below.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Axon Enterprise, Inc., the common stock of Howmet Aerospace Inc., the common stock of Kratos Defense & Security Solutions, Inc. and the common stock of Palantir Technologies Inc. due April 23, 2029

Determining Payment at Maturity

If the securities have not been automatically called prior to the stated maturity date, then at maturity you will receive (in addition to the final coupon payment) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day. The lowest performing Underlying Stock on the final calculation day is the Underlying Stock with the lowest performance factor on the final calculation day. The performance factor of an Underlying Stock on the final calculation day is its ending price as a percentage of its starting price (i.e., its ending price divided by its starting price).

Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing Underlying Stock, as follows:

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Axon Enterprise, Inc., the common stock of Howmet Aerospace Inc., the common stock of Kratos Defense & Security Solutions, Inc. and the common stock of Palantir Technologies Inc. due April 23, 2029

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the final coupon payment) for a range of hypothetical performances of the lowest performing Underlying Stock on the final calculation day from its starting price to its ending price, assuming the securities have not been automatically called prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the coupon payments received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price of the lowest performing Underlying Stock on the final calculation day and whether you hold your securities to stated maturity. The performance of a better performing Underlying Stock is not relevant to your return on the securities.

60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return at Maturity
50% contingent
downside protection
Return of Lowest Performing
Underlying Stock at Maturity
-100%
-80%
-60%
-50%
-40%
-20%
0%
20%
40%
60%
Hypothetical Security Return
Hypothetical Return of Lowest Performing Underlying Stock

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Axon Enterprise, Inc., the common stock of Howmet Aerospace Inc., the common stock of Kratos Defense & Security Solutions, Inc. and the common stock of Palantir Technologies Inc. due April 23, 2029

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Securities Generally

If The Securities Are Not Automatically Called Prior To Stated Maturity, You May Lose Some Or All Of The Face Amount Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on the securities at stated maturity. If the securities are not automatically called prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending price of the lowest performing Underlying Stock on the final calculation day.

If the ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price, the maturity payment amount will be reduced by an amount equal to the decline in the price of the lowest performing Underlying Stock from its starting price (expressed as a percentage of its starting price). The downside threshold price for each Underlying Stock is 50% of its starting price. For example, if the securities are not automatically called and the lowest performing Underlying Stock on the final calculation day has declined by 50.1% from its starting price to its ending price, you will not receive any benefit of the contingent downside protection feature and you will lose 50.1% of the face amount. As a result, you will not receive any protection if the price of the lowest performing Underlying Stock on the final calculation day declines significantly and you may lose some, and possibly all, of the face amount at stated maturity, even if the price of the lowest performing Underlying Stock is greater than or equal to its starting price or its downside threshold price at certain times during the term of the securities.

The Securities Are Subject To The Full Risks Of Each Underlying Stock And Will Be Negatively Affected If Any Underlying Stock Performs Poorly, Even If Another Underlying Stock Performs Favorably.

You are subject to the full risks of each Underlying Stock. If any Underlying Stock performs poorly, you will be negatively affected, even if another Underlying Stock performs favorably. The securities are not linked to a basket composed of the Underlying Stocks, where the better performance of an Underlying Stock could offset the poor performance of another. Instead, you are subject to the full risks of whichever Underlying Stock is the lowest performing Underlying Stock on each applicable call date or the final calculation day, as applicable. As a result, the securities are riskier than an alternative investment linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlying Stock.

Your Return On The Securities Will Depend Solely On The Performance Of The Underlying Stock That Is The Lowest Performing Underlying Stock On Each Applicable Call Date Or The Final Calculation Day, As Applicable, And You Will Not Benefit In Any Way From The Performance Of A Better Performing Underlying Stock.

Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each applicable call date or the final calculation day, as applicable. Any positive return on the securities will be limited to the sum of your coupon payments received, which will depend on whether (and, if so, when) the securities are automatically called. Whether the securities are automatically called will depend on whether the stock closing price of the lowest performing Underlying Stock on any applicable call date is greater than or equal to its starting price. Further, if the securities are not automatically called, the stock closing price of the lowest performing Underlying Stock must be greater than or equal to its downside threshold price on the final calculation day for you to receive the face amount of your securities at maturity. If the stock closing price of the lowest performing Underlying Stock is less than its downside threshold price on the final calculation day, you will not benefit in any way from the performance of a better performing Underlying Stock. The securities may underperform an alternative investment linked to a basket composed of the Underlying Stocks, since in such case the performance of any better performing Underlying Stock(s) would be blended with the performance of the lowest performing Underlying Stock, resulting in a better return than the return of the lowest performing Underlying Stock alone.

You Will Be Subject To Risks Resulting From The Relationship Among The Underlying Stocks.

It is preferable from your perspective for the Underlying Stocks to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlying Stocks will not exhibit this relationship. The less correlated the Underlying Stocks, the more likely it is that any one of the Underlying Stocks will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlying Stocks to perform poorly; the performance of a better performing Underlying Stock is not relevant to your return on the securities. It is impossible to predict what the relationship among the Underlying Stocks will be over the term of the securities. To the extent the Underlying Stocks represent a different equity market, such equity markets may not perform similarly over the term of the securities.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Axon Enterprise, Inc., the common stock of Howmet Aerospace Inc., the common stock of Kratos Defense & Security Solutions, Inc. and the common stock of Palantir Technologies Inc. due April 23, 2029

You May Be Fully Exposed To The Decline In The Lowest Performing Underlying Stock On The Final Calculation Day From Its Starting Price, But Will Not Participate In Any Positive Performance Of Any Underlying Stock.

Even though you will be fully exposed to a decline in the price of the lowest performing Underlying Stock on the final calculation day if its ending price is below its downside threshold price, you will not participate in any increase in the price of any Underlying Stock over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the coupon payments you receive. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the price of any or each Underlying Stock.

Higher Coupon Rates Are Associated With Greater Risk.

The securities offer coupon payments at a higher rate than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may lose a substantial portion, and possibly all, of the face amount at maturity. The volatility of the Underlying Stocks and the correlation among the Underlying Stocks are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the price of an Underlying Stock, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the prices of the Underlying Stocks tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Underlying Stocks or lower expected correlation among the Underlying Stocks as of the pricing date may result in a higher coupon rate, but it also represents a greater expected likelihood as of the pricing date that the stock closing price of at least one Underlying Stock will be less than its downside threshold price on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount at maturity. In general, the higher the coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will lose a substantial portion, and possibly all, of the face amount at maturity.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

Risks Relating To An Investment In the Bank’s Debt Securities, Including The Securities

Your Investment Is Subject To The Credit Risk Of The Bank.

The securities are senior unsecured debt obligations of the Bank, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus, product supplement and prospectus supplement, the securities will rank on a parity with all of the other unsecured and unsubordinated debt obligations of the Bank, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including the maturity payment amount, depends on the ability of the Bank to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of the Bank may affect the market value of the securities and, in the event the Bank were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities. If you sell the securities prior to maturity, you may receive substantially less than the face amount of your securities.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Inclusion Of Dealer Spread And Projected Profit From Hedging In The Original Offering Price Is Likely To Adversely Affect Secondary Market Prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Scotia Capital (USA) Inc. or any other party is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original offering price, since secondary market prices are likely to exclude discounts and underwriting commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original offering price. The cost of hedging includes the projected profit that we or our hedge provider may realize in consideration for assuming the risks inherent in managing the hedging transactions. These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. In addition, any secondary market prices may differ from values determined by pricing models used by Scotia Capital (USA) Inc. or WFS as a result of dealer discounts, mark-ups or other transaction costs.

WFS has advised us that if it or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it or any of its affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Axon Enterprise, Inc., the common stock of Howmet Aerospace Inc., the common stock of Kratos Defense & Security Solutions, Inc. and the common stock of Palantir Technologies Inc. due April 23, 2029

The Bank's Estimated Value Of The Securities Is Lower Than The Original Offering Price Of The Securities.

The Bank's estimated value is only an estimate using several factors. The original offering price of the securities exceeds the Bank's estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the original offering price of the securities. These costs include the selling commissions and the estimated cost of using a third party hedge provider to hedge our obligations under the securities. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

The Bank's Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others' Estimates.

The Bank's estimated value of the securities was determined by reference to the Bank's internal pricing models when the terms of the securities were set. This estimated value is based on market conditions and other relevant factors existing at that time and the Bank's assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors as well as an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. Different pricing models and assumptions could provide valuations for securities that are greater than or less than the Bank's estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which the Bank would be willing to buy securities from you in secondary market transactions. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

The Bank's Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.

The internal funding rate used in the determination of the Bank's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If the Bank were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate has an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

If The Price Of The Underlying Stocks Change, The Market Value Of Your Securities May Not Change In The Same Manner.

Your securities may trade quite differently from the performance of the Underlying Stocks. Changes in the price of the Underlying Stocks may not result in a comparable change in the market value of your securities. We discuss some of the reasons for this disparity under “— Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Price at Which the Securities May Be Sold Prior to Maturity will Depend on a Number of Factors and May Be Substantially Less Than the Amount for Which They Were Originally Purchased” herein.

The Price At Which The Securities May Be Sold Prior To Maturity Will Depend On A Number Of Factors And May Be Substantially Less Than The Amount For Which They Were Originally Purchased.

The price at which the securities may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the price of the Underlying Stocks over the full term of the security, (ii) volatility of the price of the Underlying Stocks and the market's perception of future volatility of the price of the Underlying Stocks, (iii) changes in interest rates generally, (iv) any actual or anticipated changes in our credit ratings or credit spreads, (v) dividend yields on the Underlying Stocks and (vi) time remaining to maturity. In particular, because the provisions of the securities relating to the automatic call feature and the maturity payment amount behave like options, the value of the security will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated price of the Underlying Stocks and other relevant factors, the market value of the securities may decrease and you may receive substantially less than 100.00% of the original offering price if you sell your securities prior to maturity.

The Securities Lack Liquidity.

The securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the securities. Scotia Capital (USA) Inc. may, but is not obligated to, make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Scotia Capital (USA) Inc. is willing to purchase the securities from you. If at any time Scotia Capital (USA) Inc. was not to make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Axon Enterprise, Inc., the common stock of Howmet Aerospace Inc., the common stock of Kratos Defense & Security Solutions, Inc. and the common stock of Palantir Technologies Inc. due April 23, 2029

Risks Relating To The Underlying Stocks

The Securities Will Be Subject To Single Stock Risk.

The price of an Underlying Stock can rise or fall sharply due to factors specific to that Underlying Stock and its issuer (each, an “Underlying Stock Issuer”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and prices, interest rates and economic, political and other conditions.

Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Underlying Stocks And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

●Investing In The Securities Is Not The Same As Investing In The Underlying Stocks. Investing in the securities is not equivalent to investing in the Underlying Stocks. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the Underlying Stocks for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on the Underlying Stocks. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Underlying Stocks would have.

●Historical Prices Of An Underlying Stock Should Not Be Taken As An Indication Of The Future Performance Of Such Underlying Stock During The Term Of The Securities.

●The Securities May Become Linked To The Common Stock Of A Company Other Than An Original Underlying Stock Issuer.

●We, The Agents And Our Respective Affiliates Cannot Control Actions By An Underlying Stock Issuer.

●We, The Agents And Our Respective Affiliates Have No Affiliation With Any Underlying Stock Issuer And Have Not Independently Verified Their Public Disclosure Of Information.

●You Have Limited Anti-dilution Protection.

Risks Relating To Hedging Activities And Conflicts Of Interest

A Participating Dealer Or Its Affiliates May Realize Hedging Profits Projected By Its Proprietary Pricing Models In Addition To Any Selling Concession And/Or Any Distribution Expense Fee, Creating A Further Incentive For The Participating Dealer To Sell The Securities To You.

If any dealer participating in the distribution of the securities (referred to as a “participating dealer”) or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliate will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or any distribution expense fee for the sale of the securities to you, this projected profit will be in addition to the concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you.

●Hedging Activities By The Bank And/Or The Agents May Negatively Impact Investors In The Securities And Cause Our Respective Interests And Those Of Our Clients And Counterparties To Be Contrary To Those Of Investors In The Securities.

●Market Activities By The Bank Or The Agents For Their Own Respective Accounts Or For Their Respective Clients Could Negatively Impact Investors In The Securities.

●The Bank, The Agents And Their Respective Affiliates Regularly Provide Services To, Or Otherwise Have Business Relationships With, A Broad Client Base, Which Has Included And May Include Issuers Of An Underlying Stock, The Sponsor Or Investment Advisor For A Fund And/Or The Issuers Of Securities Included In An Index Or Held By A Fund.

●Other Investors In The Securities May Not Have The Same Interests As You.

●There Are Potential Conflicts Of Interest Between You And The Calculation Agent.

A Coupon Payment Date, A Call Settlement Date And The Stated Maturity Date May Be Postponed If The Corresponding Call Date Or Final Calculation Day, As Applicable, Is Postponed.

A call date or the final calculation day, as applicable, with respect to any Underlying Stock will be postponed if the applicable originally scheduled day is not a trading day with respect to any Underlying Stock or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Underlying Stock on that call date or the final calculation day, as applicable. If such a postponement occurs with respect to a call date, then the related coupon payment date or call settlement date, as applicable, will be the business day that follows such postponed call date by a number of business days equal to the number of business days between the originally scheduled call date and the originally scheduled coupon payment date or call settlement date, as applicable. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final calculation day as postponed.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Axon Enterprise, Inc., the common stock of Howmet Aerospace Inc., the common stock of Kratos Defense & Security Solutions, Inc. and the common stock of Palantir Technologies Inc. due April 23, 2029

Risks Relating to Canadian and U.S. Federal Income Taxation

The Tax Consequences Of An Investment In The Securities Are Unclear.

Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Canadian Income Tax Consequences” and “Material U.S. Federal Income Tax Consequences” in this pricing supplement.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Axon Enterprise, Inc., the common stock of Howmet Aerospace Inc., the common stock of Kratos Defense & Security Solutions, Inc. and the common stock of Palantir Technologies Inc. due April 23, 2029

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the face amount of your securities plus a final coupon payment on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal the coupon payments received prior to the call settlement date and the coupon payment received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Underlying Stock on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final coupon payment). The performance factor of the lowest performing Underlying Stock on the final calculation day is its ending price expressed as a percentage of its starting price (i.e., its ending price divided by its starting price).

Hypothetical performance factor of lowest performing Underlying Stock on final calculation day	Hypothetical maturity payment amount per security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
60.00%	$1,000.00
50.00%	$1,000.00
49.00%	$490.00
40.00%	$400.00
25.00%	$250.00
0.00%	$0.00

The above figures do not take into account the coupon payments received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the coupon payments received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending price of the lowest performing Underlying Stock on the final calculation day. The performance of a better performing Underlying Stock is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Axon Enterprise, Inc., the common stock of Howmet Aerospace Inc., the common stock of Kratos Defense & Security Solutions, Inc. and the common stock of Palantir Technologies Inc. due April 23, 2029

Hypothetical Payment At Stated Maturity

Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting price, downside threshold price and ending prices for each Underlying Stock indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or downside threshold price. The hypothetical starting price of $100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual starting price for any Underlying Stock. The actual starting price and downside threshold price for each Underlying Stock were determined on the pricing date and are set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Underlying Stocks, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its starting price and the maturity payment amount is equal to the face amount of your securities:

	Axon Enterprise, Inc.	Howmet Aerospace Inc.	Kratos Defense & Security Solutions, Inc.	Palantir Technologies Inc.
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$145.00	$125.00	$130.00	$120.00
Hypothetical downside threshold price:	$50.00	$50.00	$50.00	$50.00
Performance factor (ending price divided by starting price):	145.00%	125.00%	130.00%	120.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, the common stock of Palantir Technologies Inc. has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day.

Since the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its hypothetical downside threshold price, the maturity payment amount would equal the face amount. Although the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is significantly greater than its hypothetical starting price in this scenario, the maturity payment amount will not exceed the face amount.

In addition to the coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as the final coupon payment.

Example 2. The ending price of the lowest performing Underlying Stock on the final calculation day is less than its starting price but greater than or equal to its downside threshold price and the maturity payment amount is equal to the face amount of your securities:

	Axon Enterprise, Inc.	Howmet Aerospace Inc.	Kratos Defense & Security Solutions, Inc.	Palantir Technologies Inc.
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$80.00	$110.00	$115.00	$105.00
Hypothetical downside threshold price:	$50.00	$50.00	$50.00	$50.00
Performance factor (ending price divided by starting price):	80.00%	110.00%	115.00%	105.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, the common stock of Axon Enterprise, Inc. has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Axon Enterprise, Inc., the common stock of Howmet Aerospace Inc., the common stock of Kratos Defense & Security Solutions, Inc. and the common stock of Palantir Technologies Inc. due April 23, 2029

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day.

Since the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its hypothetical starting price, but not by more than 50%, you would receive the face amount of your securities at maturity.

In addition to the coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as the final coupon payment.

Example 3. The ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price and the maturity payment amount is less than the face amount of your securities:

	Axon Enterprise, Inc.	Howmet Aerospace Inc.	Kratos Defense & Security Solutions, Inc.	Palantir Technologies Inc.
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$120.00	$90.00	$85.00	$45.00
Hypothetical downside threshold price:	$50.00	$50.00	$50.00	$50.00
Performance factor (ending price divided by starting price):	120.00%	90.00%	85.00%	45.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, the common stock of Palantir Technologies Inc. has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day.

Since the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its hypothetical starting price by more than 50%, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:

 = $1,000 × performance factor of the lowest performing Underlying Stock on the final calculation day

 = $1,000 × 45.00%

 = $450.00

In addition to the coupon payments received during the term of the securities, on the stated maturity date you would receive $450.00 per security as well as the final coupon payment.

These examples illustrate that you will not participate in any appreciation of any Underlying Stock but you will be fully exposed to a decrease in the lowest performing Underlying Stock if the securities are not automatically called and the ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price, even if the ending price of another Underlying Stock has appreciated or has not declined below its respective downside threshold price.

To the extent that the starting price, downside threshold price and ending price of the lowest performing Underlying Stock differ from the values assumed above, the results indicated above would be different.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Axon Enterprise, Inc., the common stock of Howmet Aerospace Inc., the common stock of Kratos Defense & Security Solutions, Inc. and the common stock of Palantir Technologies Inc. due April 23, 2029

The Underlying Stocks

Axon Enterprise, Inc.

According to publicly available information, Axon Enterprise, Inc. (“Axon”) is a technology company in global public safety. Information filed by Axon with the SEC can be located by reference to its SEC file number: 001-16391, or its CIK Code: 0001069183. Axon’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “AXON”.

Historical Information

We obtained the stock closing prices of the Underlying Stock in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification.

The following graph sets forth daily closing prices of the common stock of Axon for the period from January 1, 2021 to April 17, 2026. The closing price on April 17, 2026 was $402.85. The historical performance of the Underlying Stock should not be taken as an indication of the future performance of the Underlying Stock during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the Underlying Stock should not be taken as an indication of its future performance, and no assurance can be given as to the stock closing price of the Underlying Stock on any call date or its ending price. We cannot give you assurance that the performance of the Underlying Stock will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Axon Enterprise, Inc., the common stock of Howmet Aerospace Inc., the common stock of Kratos Defense & Security Solutions, Inc. and the common stock of Palantir Technologies Inc. due April 23, 2029

Howmet Aerospace Inc.

According to publicly available information, Howmet Aerospace Inc. (“Howmet”) is a provider of engineered parts and components for the aerospace and transportation industries. Information filed by Howmet with the SEC can be located by reference to its SEC file number: 001-03610, or its CIK Code: 0000004281. Howmet’s common stock is listed on the New York Stock Exchange under the ticker symbol “HWM”.

Historical Information

We obtained the closing prices of the Underlying Stock in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing prices of the common stock of Howmet for the period from January 1, 2021 to April 17, 2026. The closing price on April 17, 2026 was $255.69. The historical performance of the Underlying Stock should not be taken as an indication of the future performance of the Underlying Stock during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the Underlying Stock should not be taken as an indication of its future performance, and no assurance can be given as to the stock closing price of the Underlying Stock on any call date or its ending price. We cannot give you assurance that the performance of the Underlying Stock will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Axon Enterprise, Inc., the common stock of Howmet Aerospace Inc., the common stock of Kratos Defense & Security Solutions, Inc. and the common stock of Palantir Technologies Inc. due April 23, 2029

Kratos Defense & Security Solutions, Inc.

According to publicly available information, Kratos Defense & Security Solutions, Inc. (“Kratos”) is a technology, hardware, products, system and software company focused on defense, national security and commercial markets. Information filed by Kratos with the SEC can be located by reference to its SEC file number: 001-34460 or its CIK Code: 0001069258. Kratos’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “KTOS”.

Historical Information

We obtained the closing prices of the Underlying Stock in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing prices of the common stock of Kratos for the period from January 1, 2021 to April 17, 2026. The closing price on April 17, 2026 was $70.99. The historical performance of the Underlying Stock should not be taken as an indication of the future performance of the Underlying Stock during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the Underlying Stock should not be taken as an indication of its future performance, and no assurance can be given as to the stock closing price of the Underlying Stock on any call date or its ending price. We cannot give you assurance that the performance of the Underlying Stock will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Axon Enterprise, Inc., the common stock of Howmet Aerospace Inc., the common stock of Kratos Defense & Security Solutions, Inc. and the common stock of Palantir Technologies Inc. due April 23, 2029

Palantir Technologies Inc.

According to publicly available information, Palantir Technologies Inc. (“Palantir”) builds software platforms for government and commercial institutions. Information filed by Palantir with the SEC can be located by reference to its SEC file number: 001-39540, or its CIK Code: 0001321655. Palantir’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “PLTR”.

Historical Information

We obtained the closing prices of the Underlying Stock in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing prices of the common stock of Palantir for the period from January 1, 2021 to April 17, 2026. The closing price on April 17, 2026 was $146.39. The historical performance of the Underlying Stock should not be taken as an indication of the future performance of the Underlying Stock during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the Underlying Stock should not be taken as an indication of its future performance, and no assurance can be given as to the stock closing price of the Underlying Stock on any call date or its ending price. We cannot give you assurance that the performance of the Underlying Stock will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Axon Enterprise, Inc., the common stock of Howmet Aerospace Inc., the common stock of Kratos Defense & Security Solutions, Inc. and the common stock of Palantir Technologies Inc. due April 23, 2029

Canadian Income Tax Consequences

See “Supplemental Discussion of Canadian Tax Considerations” in the accompanying product supplement. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that no amount paid or payable to a Non-Resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Act.

On January 29, 2026, the Department of Finance Canada released for consultation proposed amendments (the “January 29th Tax Proposals”) that would amend paragraph 18.4(3)(b) of the Act, and introduce other consequential amendments. Such discussion further assumes that these proposals will not apply to amounts payable to a holder in respect of the securities. However, there can be no assurance in this regard. Investors should note that the January 29th Tax Proposals are highly complex, and there remains significant uncertainty as to their interpretation and application.

Material U.S. Federal Income Tax Consequences

You should carefully review the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, regarding the material U.S. federal income and certain estate tax consequences of owning and disposing of the securities.

Due to the absence of statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities, no assurance can be given that the Internal Revenue Service (“IRS”) or a court will agree with the tax treatment described herein. Pursuant to the terms of the securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as consisting of two components for U.S. federal income tax purposes: (1) a non-contingent debt instrument (the “Debt Component”); and (2) a put option contract in respect of the Underlying Stocks (the “Put Option Component”). In accordance with this treatment, you agree to treat each coupon payment as consisting of (1) interest on the Debt Component and (2) put option premium on the Put Option Component as follows:

Per Annum Coupon Rate	Interest on Debt Component	Put Option Component
19.50% per annum	8.94%	10.56%

Interest paid with respect to the Debt Component would be includable as ordinary income at the time it accrues or is received in accordance with your regular method of accounting for U.S. federal income tax purposes.

Put option premium paid with respect to the Put Option Component would generally not be taxed until a sale, automatic call or maturity of the securities. At such time, such payments would be taxed as a short-term capital gain.

If the securities are automatically called prior to the stated maturity date or if you receive on the stated maturity date an amount in cash equal to the face amount (other than any interest with respect to the Debt Component, which would be includable in income by you in the manner described above), you generally should not recognize gain or loss with respect to the Debt Component, and you generally should recognize the total put option premium received as short-term capital gain on the applicable call settlement date or the stated maturity date, as applicable.

Upon the taxable disposition of the securities for cash (other than cash settlement for an amount that is equal to the face amount and other than any interest with respect to the Debt Component, which would be includible in income by you in the manner described above), you should allocate the cash received between the Debt Component and the Put Option Component on the basis of their respective values on the date of such taxable disposition. You should generally recognize gain or loss with respect to the Debt Component in an amount equal to the difference between the amount of the proceeds allocable to the Debt Component (less accrued and unpaid interest, which will be taxable as such) and your adjusted tax basis in the Debt Component (which generally will equal your purchase price for the securities). This gain or loss should be capital gain or loss and should be long-term capital gain or loss if you are treated as having held the Debt Component for more than one year at the time of such taxable disposition. If the Put Option Component has a positive value on the date of such taxable disposition, you should generally recognize short-term capital gain equal to the portion of the proceeds allocable to the Put Option Component plus any previously received put option premium. If the Put Option Component has a negative value on the date of such taxable disposition, you should generally be treated as having paid the buyer an amount equal to the negative value in order to assume your rights and obligations under the Put Option Component. In that case, you should recognize a short-term capital gain or loss in an amount equal to the difference between the total put option premium previously received and the amount of the payment deemed made by you with respect to the buyer’s assumption of the Put Option Component. The amount of the deemed payment will be added to the price allocated to the Debt Component in determining the gain or loss in respect of the Debt Component. The deductibility of capital losses by U.S. holders is subject to limitations.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Axon Enterprise, Inc., the common stock of Howmet Aerospace Inc., the common stock of Kratos Defense & Security Solutions, Inc. and the common stock of Palantir Technologies Inc. due April 23, 2029

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – Alternative Treatments” in the product supplement.

The U.S. Department of the Treasury and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts”, such as the securities, and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. If you are a non-U.S. holder, which is a beneficial owner of the securities that is not a U.S. holder (as defined in the accompanying product supplement), subject to Section 897 of the Code and Section 871(m) of the Code (each as discussed below) and FATCA (as discussed below and in the accompanying product supplement), you should generally not be subject to U.S. federal withholding tax with respect to payments on your securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements as to your non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition (including cash settlement) of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any Underlying Stock Issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any Underlying Stock Issuer and/or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the security to U.S. federal income tax on a net basis, and the gross proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and/or the securities as USRPI in light of your individual circumstances, including any other interest you may have in the Underlying Stock Issuer.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the securities are not “delta-one” with respect to the Underlying Stocks, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we or our agents, including WFS, will not make payments of any additional amounts.

Nevertheless, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the Underlying Stocks or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the Underlying Stocks or the securities. If you enter, or have entered, into other transactions in respect of the Underlying Stocks or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Axon Enterprise, Inc., the common stock of Howmet Aerospace Inc., the common stock of Kratos Defense & Security Solutions, Inc. and the common stock of Palantir Technologies Inc. due April 23, 2029

FATCA. As discussed in the accompanying product supplement, FATCA generally imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. -source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes. Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules. If you are a non-U.S. holder, you should consult your tax advisor regarding the potential application of FATCA to the securities, including the availability of certain refunds or credits. If withholding is required, we (or our agents, including WFS) will not be required to pay additional amounts with respect to the amounts so withheld.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders. Securities may be subject to U.S. federal estate tax if an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes holds the securities at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S. holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Axon Enterprise, Inc., the common stock of Howmet Aerospace Inc., the common stock of Kratos Defense & Security Solutions, Inc. and the common stock of Palantir Technologies Inc. due April 23, 2029

Validity of the Securities

In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to the Bank, when the securities offered by this pricing supplement have been executed and issued by the Bank and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of the Bank, enforceable against the Bank in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Osler, Hoskin & Harcourt LLP, Canadian legal counsel for the Bank, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated October 9, 2024 filed with the SEC as Exhibit 5.3 to the Registration Statement on Form F-3 on October 9, 2024.

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the securities have been duly executed, authenticated and issued in accordance with the Indenture, and delivered against payment therefor, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of the Bank, subject to the following limitations (i) the enforceability of the Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, preference, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the Trustees’ authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated October 9, 2024, which has been filed as Exhibit 5.2 to the Bank’s Form F-3 filed with the SEC on October 9, 2024.